As filed with the U.S. Securities and Exchange Commission on January 2, 2024

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ATHENE HOLDING LTD.

(Exact name of registrant as specified in its charter)

Delaware	98-06300022
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

7700 Mills Civic Pkwy

West Des Moines, Iowa 50266

1-888-266-8489

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Joseph B. Cohen

Executive Vice President and General Counsel

7700 Mills Civic Pkwy

West Des Moines, Iowa 50266

1-888-266-8489

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Perry J. Shwachman

Samir A. Gandhi

Robert A. Ryan

Sidley Austin LLP

One South Dearborn

Chicago, Illinois 60603

Telephone: (312) 853-7000

Telecopy: (312) 853-7036

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box:  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box:  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act:  ☐

PROSPECTUS

ATHENE HOLDING LTD.

DEBT SECURITIES

PREFERRED STOCK

DEPOSITARY SHARES

WARRANTS

UNITS

By this prospectus, we may offer these securities, or any combination thereof, from time to time in amounts, at prices and on other terms to be determined at the time of the offering. The specific terms of these securities will be provided in supplements to this prospectus. In addition, selling securityholders may also sell these securities, from time to time, if so identified and on terms described in the applicable prospectus supplement or pricing supplement. You should read this prospectus and any accompanying prospectus supplement carefully before you make your investment decision.

Investing in our securities involves risk. See “Risk Factors” on page 2, and, if applicable, any risk factors described in any accompanying prospectus supplement and in our Securities and Exchange Commission filings that are incorporated by reference into this prospectus, to read about factors you should consider before buying our securities.

We or selling securityholders may offer securities through underwriting syndicates managed or co-managed by one or more underwriters, through agents, or directly to purchasers. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.

Unless otherwise stated in this prospectus or an accompanying prospectus supplement, no securities registered hereunder will be listed on a securities exchange.

We, selling securityholders or any of our respective affiliates may use this prospectus and the applicable prospectus supplement in a remarketing or other resale transaction involving the securities after their initial sale. These transactions may be executed at negotiated prices that are related to market prices at the time of purchase or sale, or at other prices, as determined from time to time.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 2, 2024.

i

ABOUT THIS PROSPECTUS

Unless otherwise stated or the context otherwise requires, references in this prospectus to “Athene,” “we,” “our,” “us,” or “the Company” refer to Athene Holding Ltd., together with its consolidated subsidiaries, while references to “AHL” refer only to Athene Holding Ltd. on an unconsolidated basis.

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf process, we and the selling securityholders named in this prospectus and any accompanying prospectus supplement may, from time to time, sell any combination of debt securities, Preferred Stock (as defined below), depositary shares, warrants and units, as described in this prospectus, in one or more offerings. This prospectus provides you with a general description of the securities that we may offer. Each time that securities are sold, a prospectus supplement that will contain specific information about the terms of that offering will be provided. Any accompanying prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any accompanying prospectus supplement together with additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”

In reviewing the agreements included as exhibits to any of the documents incorporated by reference into this prospectus and any accompanying prospectus supplement, please remember that they are included to provide you with information regarding their terms and are not intended to provide any other factual or disclosure information about us or the other parties to the agreements. The agreements contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the other parties to the applicable agreement and:

•	should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•	have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;

•	may apply standards of materiality in a way that is different from what may be viewed as material to investors; and

•	were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. Additional information about us may be found elsewhere in this prospectus and any accompanying prospectus supplement, as well as our other public filings, which are available without charge through the SEC website at www.sec.gov.

You should rely only on the information contained or incorporated by reference in this prospectus and in any accompanying prospectus supplement, pricing supplement or in any free writing prospectus that we authorize to be delivered to you. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

You should assume that the information in this prospectus is accurate as of the date of the prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

RISK FACTORS

Investing in our securities involves risks. We urge you to carefully consider the risk factors described in our filings with the SEC that are incorporated by reference in this prospectus and in any accompanying prospectus supplement, pricing supplement or free writing prospectus used in connection with an offering of our securities, as well as the information relating to us identified herein in “Special Note Regarding Forward-Looking Statements” before making an investment decision.

Risk Factor Summary

Our business faces significant risks. The factors that make an investment in our business speculative or risky include:

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Our business, financial condition, results of operations, liquidity and cash flows depend on the accuracy of our management’s assumptions and estimates, and we could experience significant gains or losses if these assumptions and estimates differ significantly from actual results.

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We are subject to risks associated with public health crises, such as pandemics and epidemics, including the COVID-19 pandemic which has caused severe disruptions in the US and global economy and could continue to impact our business, financial condition and results of operations.

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Interruption or other operational failures in telecommunications, information technology and other operational systems or a failure to maintain the security, integrity, confidentiality or privacy of sensitive data residing on those systems, including as a result of human error, could have a material adverse effect on our business.

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A financial strength rating downgrade, potential downgrade or any other negative action by a rating agency could make our product offerings less attractive, inhibit our ability to acquire future business through acquisitions or reinsurance and increase our cost of capital, which could have a material adverse effect on our business.

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We rely significantly on third parties for various services, and we may be held responsible for obligations that arise from the acts or omissions of third parties under their respective agreements with us.

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Changes to the method of determining the London Inter-bank Offered Rate (“LIBOR”) or the selection of a replacement for LIBOR may affect the value of investments held by or due to us and could affect our results of operations and financial results.

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We are subject to significant operating and financial restrictions imposed by our credit agreements, liquidity facility, and certain letters of credit, and we are also subject to certain operating restrictions imposed by the indenture to which we are a party.

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We operate in a highly competitive industry that includes a number of competitors, which could limit our ability to achieve our growth strategies and could materially and adversely affect our business, financial condition, results of operations, cash flows and prospects.

•	If we are unable to attract and retain independent marketing organizations, agents, banks and broker-dealers, sales of our products may be adversely affected.

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Our growth strategy includes acquisitions and block reinsurance transactions, and our ability to consummate these transactions on economically advantageous terms acceptable to us in the future is unknown.

•	As a financial services company, we are exposed to liquidity risk, which is the risk that we are unable to meet near-term obligations as they come due.

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The amount of statutory capital that our insurance and reinsurance subsidiaries have, or that they are required to hold, can vary significantly from time to time and is sensitive to a number of factors outside of our control.

•	Repurchase agreement programs subject us to potential liquidity and other risks.

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Our investments are subject to market and credit risks that could diminish their value and these risks could be greater during periods of extreme volatility or disruption in the financial and credit markets, which could adversely impact our business, financial condition, results of operations, liquidity and cash flows.

•	Interest rate fluctuations could adversely affect our business, financial condition, results of operations, liquidity and cash flows.

•	We are subject to the credit risk of our counterparties, including ceding companies, reinsurers, plan sponsors and derivative counterparties.

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Our investment portfolio may be subject to concentration risk, particularly with respect to single issuers, including Athora Holding Ltd., among others; industries, including financial services; and asset classes, including real estate.

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Many of our invested assets are relatively illiquid and we may fail to realize profits from these assets for a considerable period of time, or lose some or all of the principal amount we invest in these assets if we are required to sell our invested assets at a loss at inopportune times.

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Our investments linked to real estate are subject to credit risk, market risk, servicing risk, loss from catastrophic events and other risks, which could diminish the value that we obtain from such investments.

•	Our investment portfolio may include investments in securities of issuers based outside the US, including emerging markets, which may be riskier than securities of US issuers.

•	While we seek to hedge foreign currency risks, foreign currency fluctuations may reduce our net income and our capital levels, adversely affecting our financial condition.

•	Climate change and regulatory and other efforts to reduce climate change, as well as environmental, social and governance requirements could adversely affect our business.

•	Financial markets have been subject to inflationary pressures, and continued rising inflation may adversely impact our business and results of operations.

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There are potential conflicts of interests between Apollo Global Management, Inc. (“AGM”), our corporate parent, or any of its subsidiaries (collectively, AGM together with its subsidiaries, “Apollo”), and the holders of our Preferred Stock.

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We rely on our investment management agreements with Apollo for the management of our investment portfolio. Apollo may terminate these arrangements at any time, and there are limitations on our ability to terminate investment management agreements covering assets backing reserves and surplus in ACRA (as defined below), which may adversely affect our investment results.

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Interruption or other operational failures in telecommunications, information technology and other operational systems at Apollo or a failure to maintain the security, integrity, confidentiality or privacy of sensitive data residing on Apollo’s systems, including as a result of human error, could have a material adverse effect on our business.

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The historical investment portfolio performance of Apollo should not be considered as indicative of the future results of our investment portfolio, or our future results or our ability to declare and pay dividends on our Preferred Stock.

•	The returns that we expect to achieve on our investment portfolio may not be realized.

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Our industry is highly regulated and we are subject to significant legal restrictions and these restrictions may have a material adverse effect on our business, financial condition, results of operations, liquidity, cash flows and prospects.

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Our failure to obtain or maintain licenses and/or other regulatory approvals as required for the operations of our insurance subsidiaries may have a material adverse effect on our business, financial condition, results of operations, liquidity, cash flows and prospects.

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Changes in the laws and regulations governing the insurance industry or otherwise applicable to our business, may have a material adverse effect on our business, financial condition, results of operations, liquidity, cash flows and prospects.

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Our structure involves complex provisions of tax law for which no clear precedent or authority may be available. Our structure is also subject to ongoing future potential legislative, judicial or administrative change and differing interpretations, possibly on a retroactive basis.

•	Changes in non-US tax law could adversely affect our ability to raise funds from certain investors.

•	The Base Erosion and Anti-Abuse Tax (BEAT) may significantly increase our tax liability.

•	Changes in US tax law might adversely affect demand for our products.

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AHL is a holding company with limited operations of its own. As a consequence, AHL’s ability to pay dividends on its securities and to make timely payments on its debt obligations will depend on the ability of its subsidiaries to make distributions or other payments to it, which may be restricted by law.

•	We may be the target or subject of, and may be required to defend against or respond to, litigation, regulatory investigations or enforcement actions.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus, any accompanying prospectus supplement and in the documents that we incorporate by reference herein and therein, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives and expected operating results and the assumptions upon which those statements are based are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “seek,” “assume,” “believe,” “may,” “will,” “should,” “could,” “would,” “likely” and other words and terms of similar meaning, including the negative of these or similar words and terms, in connection with any discussion of the timing or nature of future operating or financial performance or other events. However, not all forward-looking statements contain these identifying words. Forward-looking statements appear in a number of places throughout this prospectus and any accompanying prospectus supplement and the documents that we incorporate by reference herein and therein and give our current expectations and projections relating to our business, financial condition, results of operations, plans, strategies, objectives, future performance and other matters as of the date or dates of such documents.

We caution you that forward-looking statements are not guarantees of future performance and that our actual consolidated financial condition, results of operations, liquidity, cash flows and performance may differ materially from those made in or suggested by the forward-looking statements contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. There can be no assurance that actual developments will be those anticipated by us. In addition, even if our consolidated results of operations, financial condition, liquidity, cash flows and performance are consistent with the forward-looking statements contained or incorporated by reference in this prospectus and any accompanying prospectus supplement, those results or developments may not be indicative of results or developments in subsequent periods. A number of important factors could cause actual results or conditions to differ materially from those contained or implied by the forward-looking statements, including the risks set forth in the sections entitled “Risk Factors” contained and incorporated by reference in this prospectus and any accompanying prospectus supplement. Factors that could cause actual results or conditions to differ from those reflected in the forward-looking statements contained or incorporated by reference in this prospectus and any accompanying prospectus supplement include but are not limited to:

•	the accuracy of management’s assumptions and estimates;

•	variability in the amount of statutory capital that our insurance and reinsurance subsidiaries have or are required to hold;

•	interest rate and/or foreign currency fluctuations;

•	our potential need for additional capital in the future and the potential unavailability of such capital to us on favorable terms or at all;

•	major public health issues, such as the pandemic caused by the effects of the spread of the Coronavirus Disease of 2019;

•	changes in relationships with important parties in our product distribution network;

•	the activities of our competitors and our ability to grow our retail business in a highly competitive environment;

•	the impact of general economic conditions on our ability to sell our products and on the fair value of our investments;

•	our ability to successfully acquire new companies or businesses and/or integrate such acquisitions into our existing framework;

•	downgrades, potential downgrades or other negative actions by rating agencies;

•	our dependence on key executives and inability to attract qualified personnel;

•	market and credit risks that could diminish the value of our investments;

•	changes to the creditworthiness of our reinsurance and derivative counterparties;

•	changes in consumer perception regarding the desirability of annuities as retirement savings products;

•	potential litigation (including class action litigation), enforcement investigations or regulatory scrutiny against us and our subsidiaries, which we may be required to defend against or respond to;

•	the impact of new accounting rules or changes to existing accounting rules on our business;

•	interruption or other operational failures in telecommunication and information technology and other operating systems, as well as our ability to maintain the security of those systems;

•	the termination by Apollo of its investment management agreements with us and limitations on our ability to terminate such arrangements;

•	Apollo’s dependence on key executives and inability to attract qualified personnel;

•	the accuracy of our estimates regarding the future performance of our investment portfolio;

•	increased regulation or scrutiny of alternative investment advisers and certain trading methods;

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potential changes to laws or regulations affecting, among other things, group supervision and/or group capital requirements, entity-level regulatory capital standards, transactions with our affiliates, the ability of our subsidiaries to make dividend payments or distributions to us, acquisitions by or of us, minimum capitalization and statutory reserve requirements for insurance companies and fiduciary obligations on parties who distribute our products;

•	the failure to obtain or maintain licenses and/or other regulatory approvals as required for the operation of our insurance subsidiaries;

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increases in our tax liability resulting from the implementation in various jurisdictions of measures to introduce the OECD’s “Pillar 2” global minimum tax initiative or similar rules in other jurisdictions (including a recently promulgated corporate income tax in Bermuda and the Base Erosion and Anti-Abuse Tax (“BEAT”) in the United States (“U.S.”)) or otherwise;

•	adverse changes in U.S. or non-U.S. tax law;

•	adverse impacts of the Redomicile (as defined below);

•	changes in our ability to pay dividends or make distributions, including as a result of the Redomicile;

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the failure to achieve the economic benefits expected to be derived from Athene Co-Invest Reinsurance Affiliate Holding Ltd. and Athene Co-Invest Reinsurance Affiliate Holding 2 Ltd. (together with their subsidiaries, “ACRA”) capital raise or future ACRA capital raises;

•	the failure of third-party ACRA investors to fund their capital commitment obligations; and

•	other risks and factors listed under “Risk Factors” and elsewhere in this prospectus, any accompanying prospectus supplement and the documents that we incorporate by reference herein and therein.

We caution you that the important factors referenced above may not be exhaustive. In addition, we cannot assure you that we will realize the results or developments we expect or anticipate or, even if substantially realized, that they will result in the consequences or affect us or our operations in the way we expect or anticipate. In light of these risks, you should not place undue reliance upon any forward-looking statements contained or incorporated by reference in this prospectus or any accompanying prospectus supplement or the documents that we incorporate herein by reference. Forward-looking statements speak only as of the date they are made. We undertake no obligation, except as may be required by law, to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise. Comparisons of results for current and any prior periods are not intended to express any future trends, or indications of future performance, unless expressed as such, and should only be viewed as historical data. Readers are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the dates of the documents in which such statements were made.

INDUSTRY AND MARKET DATA

We obtained the industry, market and competitive position data throughout this prospectus, any accompanying prospectus supplement and the reports incorporated by reference herein or therein from (1) our own internal estimates and research, (2) industry and general publications and research, (3) studies and surveys conducted by third parties and (4) other publicly available information. Independent research reports and industry publications generally indicate that the information contained therein was obtained from sources believed to be reliable, but do not guarantee the accuracy and completeness of such information. While we believe that the information included and incorporated by reference in this prospectus from such publications, research, studies and surveys is reliable, neither we, nor any underwriters have or will have independently verified data from these third-party sources. In addition, while we believe our internal estimates and research are reliable and the definitions of our market and industry are appropriate, neither such estimates and research nor such definitions have been verified by any independent source. Forward-looking information obtained from these sources is subject to the same qualifications and the additional uncertainties as the other forward-looking statements in this prospectus and in any accompanying prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

We file reports, proxy statements and other information with the SEC. The SEC maintains an internet site at www.sec.gov that contains reports, proxy and information statements and other information regarding companies that file electronically with the SEC, including us. These reports, proxy statements and other information can also be read at the offices of the NYSE, 11 Wall Street, New York, New York 10005.

The SEC allows “incorporation by reference” into this prospectus of information that we file with the SEC. This permits us to disclose important information to you by referencing these filed documents. Any information referenced this way is considered part of this prospectus, and any information filed with the SEC subsequent to the date of this prospectus will automatically be deemed to update and supersede this information. Information furnished under Item 2.02 and Item 7.01 of our Current Reports on Form 8-K or otherwise is not incorporated by reference in this registration statement and prospectus. We incorporate by reference the following documents which have been filed with the SEC, except for any portion of such document that is deemed furnished and not filed:

•	Annual Report on Form 10-K for the year ended December 31, 2022 (our “2022 Form 10-K”);

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023 and September 30, 2023;

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Current Reports on Form 8-K filed on June 8, 2023, July  5, 2023, November  1, 2023 (Form 8-K with Item 5.02), November  27, 2023, December 12, 2023 (Form 8-K with Items 2.03, 8.01 and 9.01), December  12, 2023 (Form 8-K with Items 8.01 and 9.01) and January 2, 2024.

We incorporate by reference the documents listed above and any future filings made with the SEC in accordance with Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, other than information furnished under Item 2.02 or Item 7.01 of our Current Reports on Form 8-K or otherwise, until the termination or completion of the offering of the securities made by this prospectus. Any reports filed by us with the SEC, other than information furnished under Item 2.02 or Item 7.01 of our Current Reports on Form 8-K or otherwise, after the date of this prospectus and before the date that the offering of the securities by means of this prospectus is terminated or completed will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus. In the case of a conflict or inconsistency between information in this prospectus and/or information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

We will provide without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus, other than exhibits to those documents, unless those exhibits are specifically incorporated by reference into those documents. Requests should be directed to Corporate Secretary, Athene Holding Ltd., 7700 Mills Civic Pkwy, West Des Moines, Iowa 50266, by electronic mail (corpsec@athene.com) or by telephone (1-888-266-8489). You may also obtain some of the documents incorporated by reference into this prospectus at our website, www.athene.com. Information contained on our website or connected thereto does not constitute a part of, and is not incorporated by reference into, this prospectus.

OUR COMPANY

We are a leading financial services company that specializes in issuing, reinsuring and acquiring retirement savings products designed for the increasing number of individuals and institutions seeking to fund retirement needs. We generate attractive financial results for our policyholders and stockholders by combining our two core competencies of (1) sourcing long-term, persistent liabilities and (2) using the global scale and reach of Apollo’s asset management business to actively source or originate assets with our preferred risk and return characteristics. Our investment philosophy is to invest a portion of our assets in securities that earn an incremental yield by taking measured liquidity and complexity risk and capitalize on our long-dated funding profile to prudently achieve higher net investment earned rates, rather than assuming incremental credit risk. Our differentiated investment strategy benefits from our relationship with Apollo, which provides a full suite of services for our investment portfolio, including direct investment management, asset allocation, mergers and acquisition asset diligence and certain operational support services, including investment compliance, tax, legal and risk management support. Our relationship with Apollo provides us with access to Apollo’s investment professionals around the world as well as Apollo’s global asset management infrastructure across a broad array of asset classes. We are led by a highly skilled management team with extensive industry experience. Our headquarters are located in West Des Moines, Iowa. Effective January 1, 2022, as a result of the closing of the merger involving us and Apollo, AGM (NYSE: APO) became the beneficial owner of 100% of our common stock and controls all of the voting power to elect members to our board of directors.

The issuer, AHL, is a holding company for its insurance subsidiaries and does not have any significant operations of its own. The principal sources of cash to meet AHL’s obligations are dividends, returns of capital, loans or advances or other intercompany transfers of funds from its subsidiaries. AHL’s insurance subsidiaries are subject to regulatory restrictions on the payment of dividends imposed by the regulators of their respective domiciles. The dividend limitation for Bermuda insurance and reinsurance subsidiaries is based on the statutory capital and surplus as of the immediately preceding calendar year. The dividend limitation for U.S. insurance subsidiaries is based on the surplus to policyholders as of the immediately preceding calendar year and statutory net gain from operations of the immediately preceding calendar year.

AHL is a corporation organized under the laws of the State of Delaware. Our principal executive offices are located at 7700 Mills Civic Pkwy, West Des Moines, Iowa 50266, and our telephone number is 1-888-266-8489. Our website address is www.athene.com. Information contained on our website or connected thereto does not constitute a part of, and is not incorporated by reference into, this prospectus supplement or the accompanying prospectus.

USE OF PROCEEDS

We may use the proceeds of securities sold or re-sold by us under this registration statement for, among other things, general corporate purposes. The prospectus supplement for each offering of securities will specify the intended use of the proceeds of that offering.

DESCRIPTION OF SECURITIES

This prospectus contains summary descriptions of the debt securities, Preferred Stock, depositary shares, warrants and units that we and selling securityholders may sell from time to time. These summary descriptions are not meant to be complete descriptions of each security. However, this prospectus and any accompanying prospectus supplement together contain the material terms of the securities being offered.

DESCRIPTION OF DEBT SECURITIES

As used in this prospectus, debt securities means the debentures, notes, bonds and other evidences of indebtedness that we may issue from time to time. The debt securities will either be senior debt securities or subordinated debt securities (together, the “debt securities”).

Unless the applicable prospectus supplement states otherwise, (i) senior debt securities will be issued under an Indenture dated as of January 12, 2018 (as supplemented from time to time), between AHL and U.S. Bank Trust Company, National Association, as successor in interest to U.S. Bank National Association, as trustee (the “Senior Indenture”), and (ii) subordinated debt securities will be issued under an indenture to be entered into between us and a trustee named therein, as trustee (the “Subordinated Indenture” and, together with the Senior Indenture, the “Indentures”).

The Senior Indenture and a form of the Subordinated Indenture are included as exhibits to the registration statement of which this prospectus forms a part. The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the Indentures and debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Indentures and the debt securities, including the definitions therein of certain terms.

General

The debt securities will be direct secured or unsecured obligations of AHL. The senior debt securities will rank equally with all of AHL’s other senior and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to all of AHL’s present and future senior indebtedness.

Because AHL is principally a holding company, its right to participate in any distribution of assets of any of its subsidiaries, including ALRe, Athene Annuity & Life Assurance Company (“AADE”) and Athene Annuity and Life Company (“AAIA”), upon such subsidiaries’ liquidation or reorganization or otherwise, is subject to the prior claims of creditors of such subsidiaries, except to the extent AHL may be recognized as a creditor of such subsidiaries. Accordingly, AHL’s obligations under the debt securities will be effectively subordinated to all existing and future indebtedness and liabilities of its subsidiaries, including liabilities under contracts of insurance and annuities written by AHL’s insurance subsidiaries, and holders of debt securities should look only to AHL’s assets for payment thereunder.

The Indentures do not limit the aggregate principal amount of debt securities that AHL may issue and provide that AHL may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. AHL may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable Indenture. The Indentures do not limit our ability to incur other debt.

Each prospectus supplement will describe the terms relating to the specific series of debt securities being offered. These terms will include some or all of the following:

•	the title of debt securities and whether they are subordinated debt securities or senior debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the price or prices at which AHL will sell the debt securities;

•	the maturity date or dates of the debt securities;

•	the rate or rates of interest, if any, which may be fixed or variable, per annum at which the debt securities will bear interest, or the method of determining such rate or rates, if any;

•	the date or dates from which any interest will accrue, the dates on which interest will be payable, or the method by which such date or dates will be determined;

•	the right, if any, to extend the interest payment periods and the duration of any such deferral period, including the maximum consecutive period during which interest payment periods may be extended;

•

whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

•	the dates on which AHL will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;

•	the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable;

•

whether and under what circumstances AHL will pay additional amounts on the debt securities of the series to holders in respect of any tax, assessment or other government charge and, if so, whether AHL will have the option to redeem such debt securities rather than pay such additional amounts;

•

if AHL possesses the option to do so, the periods within which and the prices at which AHL may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

•

AHL’s obligation, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which AHL will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

•	the minimum denominations in which the debt securities will be issued, if other than denominations of $1,000 and integral multiples of $1,000;

•

the portion, or methods of determining the portion, of the principal amount of the debt securities which AHL must pay upon the acceleration of the maturity of the debt securities in connection with an Event of Default (as described below), if other than the full principal amount;

•

the currency, currencies or currency unit in which AHL will pay the principal of (and premium, if any) or interest, if any, on the debt securities, if not U.S. dollars and the manner of determining the equivalent thereof in U.S. dollars;

•	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

•	any deletions from, modifications of or additions to the Events of Default or AHL’s covenants with respect to the applicable series of debt securities;

•	the application, if any, of the terms of the applicable Indenture relating to defeasance and covenant defeasance (which terms are described below) to the debt securities;

•	whether the subordination provisions summarized below or different subordination provisions will apply to the debt securities;

•

whether any of the debt securities will be issued in global or certificated form and, if so, the terms and conditions upon which global debt securities may be exchanged for certificated debt securities;

•	any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an Event of Default;

•	the depositary for global or certificated debt securities;

•	if applicable, a discussion of certain material U.S. federal income tax considerations applicable to specific debt securities;

•	any trustees, authenticating or paying agents, transfer agents or registrars or other agents with respect to the debt securities; and

•	any other terms of the debt securities not inconsistent with the provisions of the applicable Indenture, as amended or supplemented.

As used in this prospectus and any prospectus supplement relating to an offering of debt securities, references to the principal of (and premium, if any) and interest, if any, on the debt securities of a series include additional amounts, if any, payable on the debt securities of such series in that context.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will be issued in fully registered form without coupons.

Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The applicable prospectus supplement will describe the federal income tax consequences and special considerations applicable to any such debt securities. The debt securities may also be issued as indexed securities or securities denominated in foreign currencies or currency units, as described in more detail in the prospectus supplement relating to any of the particular debt securities. The prospectus supplement relating to specific debt securities will also describe any special considerations and certain additional tax considerations applicable to such debt securities.

Subordination

The prospectus supplement relating to any offering of subordinated debt securities will describe the specific subordination provisions. However, unless otherwise noted in the prospectus supplement, subordinated debt securities will be subordinate and junior in right of payment to all of AHL’s Senior Indebtedness (as described below).

For purposes of subordinated debt securities, “Senior Indebtedness” includes principal of, premium, if any, and interest on, and any other payment due pursuant to any of the following, whether incurred prior to, on or after the date of execution of the Senior Indenture:

•	all obligations of AHL for money borrowed;

•

all obligations of AHL evidenced by notes, debentures, bonds or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses and including all other debt securities issued by AHL to any trust or a trustee of such trust, or to a partnership or other affiliate that acts as a financing vehicle for AHL, in connection with the issuance of securities by such vehicles;

•	all obligations of AHL under leases required or permitted to be capitalized under generally accepted accounting principles;

•	all reimbursement obligations with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of AHL;

•

all obligations of AHL issued or assumed as the deferred purchase price of property or services, including all obligations under master lease transactions pursuant to which AHL or any of its subsidiaries have agreed to be treated as owner of the subject property for federal income tax purposes (including trade accounts payable or accrued liabilities arising in the ordinary course of business);

•

all payment obligations of AHL under interest rate swap or similar agreements or foreign currency hedge, exchange or similar agreements at the time of determination, including any such obligations AHL incurred solely to act as a hedge against increases in interest rates that may occur under the terms of other outstanding variable or floating rate indebtedness of AHL;

•

all obligations of the types referred to in the preceding bullet points of another person and all dividends of another person the payment of which, in either case, AHL has assumed or guaranteed or for which AHL is responsible or liable, directly or indirectly, jointly or severally, as obligor, guarantor or otherwise; and

•	all amendments, modifications, renewals, extensions, refinancings, replacements and refundings of any of the above types of indebtedness.

Senior Indebtedness does not include indebtedness that is, by its terms, subordinated to, or ranks equal with, the subordinated debt securities.

As of September 30, 2023, AHL had $3.4 billion in aggregate principal amount of Senior Indebtedness outstanding. On December 12, 2023, AHL issued an additional $600 million of unsecured senior indebtedness. The amount of any additional Senior Indebtedness which AHL may issue is subject to limitations imposed by its board of directors.

Senior Indebtedness shall continue to be Senior Indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness.

Unless otherwise noted in the accompanying prospectus supplement, if AHL defaults in the payment of any principal of (or premium, if any) or interest on any Senior Indebtedness when it becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise, then, unless and until such default is cured or waived or ceases to exist, AHL will make no direct or indirect payment (in cash, property, securities, by set-off or otherwise) in respect of the principal of or interest on the subordinated debt securities or in respect of any redemption, retirement, purchase or other requisition of any of the subordinated debt securities.

In the event of the acceleration of the maturity of any subordinated debt securities, the holders of all senior debt securities outstanding at the time of such acceleration will first be entitled to receive cash payment in full of all amounts due on the senior debt securities before the holders of the subordinated debt securities will be entitled to receive any payment of principal (and premium, if any) or interest on the subordinated debt securities.

If any of the following events occurs, AHL will pay in full all Senior Indebtedness before it makes any payment or distribution under the subordinated debt securities, whether in cash, securities or other property, to any holder of subordinated debt securities:

•	any dissolution or winding-up or liquidation or reorganization of AHL, whether voluntary or involuntary or in bankruptcy, insolvency or receivership;

•	any general assignment by AHL for the benefit of creditors; or

•	any other marshaling of AHL’s assets or liabilities.

In such event, any payment or distribution under the subordinated debt securities, whether in cash, securities or other property, which would otherwise (but for the subordination provisions) be payable or deliverable in respect of the subordinated debt securities, will be paid or delivered directly to the holders of Senior Indebtedness in accordance with the priorities then existing among such holders until all Senior Indebtedness has been paid in full. If any payment or distribution under the subordinated debt securities is received by the trustee of any subordinated debt securities in contravention of any of the terms of the Indentures and before all the Senior Indebtedness has been paid in full, such payment or distribution or security will be received in trust for the benefit of, and paid over or delivered and transferred to, the holders of the Senior Indebtedness at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all such Senior Indebtedness in full.

The Indentures do not limit the issuance of additional Senior Indebtedness.

Events of Default, Notice and Waiver

Unless an accompanying prospectus supplement states otherwise, the following shall constitute “Events of Default” under the Senior Indenture with respect to each series of senior debt securities:

•	AHL’s failure to pay any interest on any debt security of such series when due and payable, continued for 30 days;

•

AHL’s failure to pay principal (or premium, if any) on any debt security of such series when due, regardless of whether such payment became due because of maturity, redemption, acceleration or otherwise, or is required by any sinking fund established with respect to such series;

•	AHL’s failure to observe or perform any other of its covenants or agreements with respect to such series for 90 days after AHL receives notice of such failure;

•

certain defaults with respect to AHL’s debt which result in a principal amount in excess of $100,000,000 becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable (other than the debt securities or non-recourse debt); and

•	certain events of bankruptcy, insolvency or reorganization of AHL.

Unless an accompanying prospectus supplement states otherwise, the following shall constitute “Events of Default” under the Subordinated Indenture with respect to each series of subordinated debt securities:

•	AHL’s failure to pay interest in full or in part, including compounded interest, on any subordinated debt securities for a period of 30 days after such interest was due or on the maturity date;

•	AHL’s failure to pay principal of or premium, if any, on any subordinated debt security of such series on the maturity date or upon redemption;

•	certain events of bankruptcy, insolvency or reorganization of AHL.

If an Event of Default with respect to any debt securities of any series outstanding under the Indentures shall occur and be continuing, the trustee under such Indenture or the holders of at least 25% in aggregate principal amount of the debt securities of that series outstanding may declare, by notice as provided in such Indenture, the principal amount (or such lesser amount as may be provided for in the debt securities of that series) of all the debt securities of that series outstanding to be due and payable immediately; provided that, in the case of an Event of Default involving certain events in bankruptcy, insolvency or reorganization, acceleration is automatic; and, provided further, that after such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal, have been cured or waived. Events of Default with respect to AHL’s subordinated debt securities may be different than those with respect to its senior debt securities. Upon the acceleration of the maturity of original issue discount debt securities, an amount less than the principal amount thereof will become due and payable. Reference is made to the prospectus supplement relating to any original issue discount debt securities for the particular provisions relating to acceleration of maturity thereof.

Any past default under the Indentures with respect to debt securities of any series, and any Event of Default arising therefrom, may be waived by the holders of a majority in principal amount of all debt securities of such series outstanding under such Indenture, except in the case of (i) default in the payment of the principal of (or premium, if any) or interest on any debt securities of such series, or (ii) default in respect of a covenant or provision which may not be amended or modified without the consent of the holder of each outstanding debt security of such series affected.

The trustee is required, within 60 days after the occurrence of a default (which is actually known to the trustee and is continuing), with respect to the debt securities of any series (without regard to any grace period or notice requirements), to give to the holders of the debt securities of such series notice of such default; provided, however, that, except in the case of a default in the payment of the principal of (and premium, if any) or interest, or in the payment of any sinking fund installment, on any debt securities of such series, the trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of the holders of the debt securities of such series.

The trustee, subject to its duties during default to act with the required standard of care, may require indemnification by the holders of the debt securities of any series with respect to which a default has occurred before proceeding to exercise any right or power under such Indenture at the request of the holders of the debt securities of such series. Subject to such right of indemnification and to certain other limitations, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series under such Indenture may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee with respect to the debt securities of such series.

No holder of a debt security of any series may institute any action against AHL under the Indentures (except actions for payment of overdue principal of (and premium, if any) or interest on such debt security or for the conversion or exchange of such debt security in accordance with its terms) unless (i) the holder has given to the trustee written notice of an Event of Default and of the continuance thereof with respect to the debt securities of such series specifying an Event of Default, as required under such Indenture, (ii) the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding under such Indenture shall have requested the trustee to institute such action and offered to the trustee reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred in compliance with such request, and (iii) the trustee shall not have instituted such action within 60 days of such request.

AHL is required to promptly notify the trustee of the occurrence of any default under the Indentures and is further required to furnish statements to the trustee as to AHL’s compliance with all conditions and covenants under the Indentures and AHL’s knowledge of any default or Event of Default within 120 days of AHL’s fiscal year end.

Discharge, Defeasance and Covenant Defeasance

If indicated in the applicable prospectus supplement, AHL may discharge or defease its obligations (except for certain surviving provisions) under the Indentures as set forth below.

AHL may discharge certain obligations to holders of any series of debt securities issued under an Indenture which have not already been delivered to the applicable trustee for cancellation and which have either become due and payable or are by their terms due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the applicable trustee cash or, in the case of debt securities payable only in U.S. dollars, U.S. government obligations (as defined in the Indentures), or a combination thereof, as trust funds in an amount certified to be sufficient to pay when due, whether at maturity, upon redemption or otherwise, the principal of (and premium, if any) and interest on such debt securities.

If indicated in the applicable prospectus supplement, AHL may elect either (i) to defease and be discharged from any and all obligations with respect to the debt securities of or within any series (except as otherwise provided in the Indentures) (“defeasance”) or (ii) to be released from its obligations with respect to certain covenants applicable to the debt securities of or within any series (“covenant defeasance”), upon the deposit with the relevant trustee, in trust for such purpose, of money and/or government obligations which, through the payment of principal and interest in accordance with their terms, will provide money in an amount sufficient, without reinvestment, to pay the principal of (and premium, if any) or interest on such debt securities to maturity or redemption, as the case may be, and any mandatory sinking fund or analogous payments thereon. As a condition to defeasance or covenant defeasance, AHL must deliver to the relevant trustee an opinion of counsel to the effect that the holders and beneficial owners of such debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of defeasance under clause (i) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of the applicable Indenture. In addition, in the case of either defeasance or covenant defeasance, AHL shall have delivered to the relevant trustee (i) an officers’ certificate to the effect that the relevant debt securities exchange(s) have informed it that neither such debt securities nor any other debt securities of the same series, if then listed on any securities exchange, will be delisted as a result of such deposit, and (ii) an officers’ certificate and an opinion of counsel, each stating that all conditions precedent with respect to such defeasance or covenant defeasance have been complied with.

AHL may exercise its defeasance option with respect to such debt securities notwithstanding its prior exercise of its covenant defeasance option.

Modification and Waiver

Under the Indentures, AHL and the applicable trustee may supplement the Indentures for certain purposes which would not materially adversely affect the interests or rights of the holders of debt securities of a series without the consent of those holders. AHL and the applicable trustee may also modify the relevant Indentures or any supplemental indenture in a manner that affects the interests or rights of the holders of debt securities with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each affected series issued under such Indenture. However, the Indentures require the consent of each holder of debt securities that would be affected by any modification which would:

•

change the stated maturity of any debt securities of any series, or reduce the principal amount thereof, or reduce the rate or change the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof;

•	reduce the amount of principal of an original issue discount debt security or any other debt security payable upon acceleration of the maturity thereof;

•	change the currency in which any debt security or any premium or interest is payable;

•	impair the right of any holder to enforce any payment on or with respect to any debt security;

•	adversely change the right of any holder exercisable upon the repurchase of the debt securities, if the debt securities initially provide for such rights;

•

reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for modification or amendment of such Indenture or for waiver of compliance with certain provisions of such Indenture or for waiver of certain defaults;

•	reduce the requirements contained in such Indenture for quorum or voting; or

•	modify any of the above provisions.

The Indentures permit the holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series issued under the Indenture which is affected by the modification or amendment to waive AHL’s compliance with certain covenants contained in such Indenture.

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security on any interest payment date will be made to the person in whose name a debt security is registered at the close of business on the record date for the interest.

Unless otherwise indicated in the applicable prospectus supplement, principal, interest and premium on the debt securities of a particular series will be payable at the office of such paying agent or paying agents as AHL may designate for such purpose from time to time. Notwithstanding the foregoing, at AHL’s option, payment of any interest may be made by check mailed to the address of the person entitled thereto as such address appears in the security register.

Unless otherwise indicated in the applicable prospectus supplement, a paying agent designated by AHL and located in the contiguous United States will act as paying agent for payments with respect to debt securities of each series. All paying agents initially designated by AHL for the debt securities of a particular series will be named in the applicable prospectus supplement. AHL may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that AHL will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

Subject to applicable abandoned property laws, all moneys paid by AHL to a paying agent for the payment of the principal, interest or premium on any debt security which remain unclaimed at the end of two years after such principal, interest or premium has become due and payable will be repaid to AHL upon request, and the holder of such debt security thereafter may look only to AHL for payment thereof.

Denominations, Registrations and Transfer

Unless an accompanying prospectus supplement states otherwise, debt securities will be represented by one or more global certificates registered in the name of a nominee for The Depository Trust Company (“DTC”). In such case, each holder’s beneficial interest in the global securities will be shown on the records of DTC and transfers of beneficial interests will only be effected through DTC’s records.

A holder of debt securities may only exchange a beneficial interest in a global security for certificated securities registered in the holder’s name if:

•

DTC notifies us that it is unwilling or unable to continue serving as the depositary for the relevant global securities or DTC ceases to maintain certain qualifications under the Exchange Act and no successor depositary has been appointed for 90 days; or

•	We determine, in our sole discretion and subject to the procedures of DTC, that the global security shall be exchangeable.

If debt securities are issued in certificated form, they will only be issued in the minimum denomination specified in the accompanying prospectus supplement and integral multiples of such denomination. Transfers and exchanges of such debt securities will only be permitted in such minimum denomination. Transfers of debt securities in certificated form may be registered at the applicable trustee’s corporate office or at the offices of any paying agent or trustee appointed by us under the applicable Indenture. Exchanges of debt securities for an equal aggregate principal amount of debt securities in different denominations may also be made at such locations.

Governing Law

The Indentures and debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to its principles of conflicts of laws.

Relationship with the Trustees

The trustees under the Indentures are U.S. Bank Trust Company, National Association. We maintain ordinary banking and trust relationships with a number of banks and trust companies, including the trustees under the Indentures.

DESCRIPTION OF PREFERRED STOCK

The following is a description of the terms of our capital stock. This description is a summary only and is qualified by reference to the relevant provisions of the Delaware General Corporation Law (“DGCL”), and our certificate of incorporation (the “certificate of incorporation”), and bylaws (the “bylaws”), which are incorporated by reference in this prospectus.

General

Our certificate of incorporation authorizes 400,000,000 shares, which is divided into two classes as follows:

•	360,000,000 shares of common stock, par value of $0.001 per share (“Common Stock”); and

•	40,000,000 shares of preferred stock, par value of $1.00 per share (“Preferred Stock”), which may be designated from time to time in accordance with our certificate of incorporation.

Common Stock

Effective January 1, 2022, as a result of the closing of the merger involving us and Apollo, Apollo Global Management, Inc. became and remains as of the date of this prospectus the beneficial owner of 100% of our Common Stock and controls all of the voting power to elect members to our board of directors. Our shares of Common Stock are not publicly listed.

Preferred Stock

Our board of directors is authorized, subject to limitations prescribed by Delaware law, to provide, out of the unissued shares of our Preferred Stock, for one or more series of our Preferred Stock, to fix the designation, powers (including voting powers), preferences and relative, participating, optional and other special rights of, and the qualifications, limitations or restrictions thereof, such series of our Preferred Stock and the number of shares of such series, in each case without further vote or action by our stockholders (except as may be required by the terms of our certificate of incorporation and any certificate of designation relating to any series of our Preferred Stock then outstanding). Our board of directors can also increase (but not above the total number of shares of our Preferred Stock then authorized and available for issuance and not committed for other issuance) or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series of our Preferred Stock. Our board of directors may authorize the issuance of our Preferred Stock with voting or conversion rights that could dilute or have a detrimental effect on the proportion of voting power held by, or other relative rights of, the Common Stockholders. The issuance of our Preferred Stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in the control of us and might adversely affect the market price of our Common Stock.

As of January 1, 2024, there were outstanding 34,500 shares of our Series A preferred stock (“Series A Preferred Stock”), 13,800 shares of our Series B preferred stock (“Series B Preferred Stock”), 24,000 shares of our Series C preferred stock (“Series C Preferred Stock”), 23,000 shares of our Series D preferred stock (“Series D Preferred Stock”), and 20,000 shares of our Series E preferred stock (“Series E Preferred Stock”).

Economic Rights

Dividends. The Company shall not make or pay any dividend of cash or other assets with respect to (i) shares of Series A Preferred Stock, (ii) shares of Series B Preferred Stock, (iii) shares of Series C Preferred Stock, (iv) shares of Series D Preferred Stock, (v) shares of Series E Preferred Stock, or (vi) any other series of Preferred Stock, in each case, except for dividends in accordance with the certificate of designation relating to such series of Preferred Stock.

Voting Rights

Pursuant to our certificate of incorporation, in connection with any vote of stockholders to approve a merger or amalgamation with respect to the Company (a “Company Merger Vote”), each outstanding share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, and Series E Preferred Stock shall have the power to vote in connection with any such Company Merger Vote. Solely in connection with any such Company Merger Vote, all outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock shall collectively represent 0.1% of the total voting power of the Company with the total voting power attributable to each share of the Common Stock being reduced by such percentage on a pro-rated basis. Holders of a series of Preferred Stock issued in the future may not have similar voting rights except as required by applicable law or stock exchange requirements, or as specified in the prospectus supplement and the Certificates of Designation relating to such series.

Certain Provisions of our Charter and Bylaws

Our certificate of incorporation and bylaws and the DGCL contain provisions, which are summarized in the following paragraphs, that are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and to discourage certain types of transactions that may involve an actual or threatened acquisition of our Company. These provisions are intended to avoid costly takeover battles, reduce our vulnerability to a hostile change in control or other unsolicited acquisition proposal, and enhance the ability of our board of directors to maximize stockholder value in connection with any unsolicited offer to acquire us. However, these provisions may have the effect of delaying, deterring or preventing a merger or acquisition of our Company by means of a tender offer, a proxy contest or other takeover attempt that a stockholder might consider in its best interest.

Authorized but Unissued Capital Stock

Delaware law does not require stockholder approval for any issuance of shares that are authorized and available for issuance. These additional shares may be used for a variety of corporate purposes, including future public offerings, to raise additional capital and to facilitate acquisitions and employee benefit plans.

Our board of directors may generally issue shares of one or more series of Preferred Stock on terms designed to discourage, delay or prevent a change of control of us or the removal of our management. Moreover, our authorized but unissued shares of Preferred Stock will be available for future issuances in one or more series without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital or to facilitate acquisitions.

One of the effects of the existence of authorized and unissued and unreserved Common Stock or Preferred Stock may be to enable our board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive our stockholders of opportunities to sell their shares of Common Stock at prices higher than prevailing market prices.

Election of Directors

Directors are elected at an annual meeting of our stockholders. Subject to the rights of the holders of any series of Preferred Stock with respect to any director elected by holders of Preferred Stock, directors will be elected by a majority of the votes cast by the holders of our outstanding shares of Common Stock present in person or represented by proxy and entitled to vote on the election of directors at such annual meeting. The time, date and place of the annual meeting will be fixed by the board of directors.

Removal of Directors

Any director or the whole board of directors (other than a director elected by holders of Preferred Stock) may be removed, with or without cause, at any time, subject to the terms and conditions of any Preferred Stock that is issued and outstanding, by (i) the affirmative vote of the holders of a majority of the outstanding shares of our Common Stock at an annual meeting or at a special meeting of stockholders called for that purpose or (ii) the holders of a majority of the outstanding shares of our Common Stock acting by written consent. In the case of an annual or special meeting of stockholders, the notice of any such meeting of stockholders shall contain a statement of the intention to remove such director with or without cause and be served on such director not less than fourteen (14) days before the meeting, and at such meeting such director shall be entitled to be heard on the motion for his removal; if such director is removed, the stockholders may fill the vacancy at the meeting at which such director is removed, subject to the terms and conditions of any series of Preferred Stock issued and outstanding.

Board Size; Vacancies; Newly Created Directorships

Our certificate of incorporation also provides that, subject to the rights granted to one or more series of our Preferred Stock then outstanding, our board of directors or the holders of Common Stock may, from time to time, set the total number of directors which shall constitute the board of directors, and any newly created directorships or vacancies on our board of directors (other than a director elected by holders of Preferred Stock) may only be filled by the affirmative vote of a majority of the remaining directors, even if less than a quorum, or by a sole remaining director or by the affirmative vote of holders of a majority of our Common Stock outstanding at a stockholder meeting called for the purpose of filling such vacancy or by the holders of a majority of our Common Stock outstanding acting by written consent.

Special Stockholder Meetings

Our certificate of incorporation provides that, subject to the rights of the holders of any series of our Preferred Stock, special meetings of our stockholders may be called at any time by or at the direction of our board of directors or any holder of our Common Stock.

Stockholder Action by Written Consent

Pursuant to Section 228 of the DGCL, any action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, is/are signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of stock entitled to vote thereon were present and voted and such written consent or consents is/are delivered in accordance with Section 228 of the DGCL, unless our certificate of incorporation provides otherwise. Our certificate of incorporation permits holders of our Common Stock to act by written consent if a consent or consents, setting forth the action so taken, are signed by holders of our Common Stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and is delivered to the Company in the manner required by Section 228 of the DGCL.

Choice of Forum

Unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (the “Court of Chancery”) will, to the fullest extent permitted by law, be the sole and exclusive forum for:

(i) any derivative action or proceeding brought on our behalf;

(ii) any action asserting a claim of breach of a fiduciary duty owed by any of our current or former directors, officers, other employees or stockholders to us or our stockholders;

(iii) any action asserting a claim arising pursuant to any provision of the DGCL, our certificate of incorporation or the bylaws or as to which the DGCL confers jurisdiction on the Court of Chancery; or

(iv) any action asserting a claim related to or involving us that is governed by the internal affairs doctrine, except for, as to each of (i) through (iv) above, any claim as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten (10) days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or for which the Court of Chancery does not have subject matter jurisdiction. The exclusive forum provision also provides that it will not apply to claims arising under the Securities Act, the Exchange Act or other federal securities laws for which there is exclusive federal or concurrent federal and state jurisdiction, for which the federal district courts of the United States of America will be the exclusive forum for the resolution of such claims. Stockholders cannot waive, and will not be deemed to have waived under the exclusive forum provision, our compliance with the federal securities laws and the rules and regulations thereunder. However, the enforceability of similar forum provisions in other corporations’ certificates of incorporation have been challenged in legal proceedings and it is possible that a court could find these types of provisions to be unenforceable.

Listing

Our depositary shares for the Series A Preferred Stock are listed on the NYSE under the ticker symbol “ATHPrA”; our depositary shares for the Series B Preferred Stock are listed on the NYSE under the ticker symbol “ATHPrB”; our depositary shares for the Series C Preferred Stock are listed on the NYSE under the ticker symbol “ATHPrC”; our depositary shares for the Series D Preferred Stock are listed on the NYSE under the ticker symbol “ATHPrD”; and our depositary shares for the Series E Preferred Stock are listed on the NYSE under the ticker symbol “ATHPrE.”

Transfer Agent and Registrar

The transfer agent and registrar for our Preferred Stock is Computershare Trust Company, N.A.

DESCRIPTION OF DEPOSITARY SHARES

The following outlines some of the general terms and provisions of the depositary shares. Further terms of the depositary shares and the applicable deposit agreement will be stated in the applicable prospectus supplement. The following description and any description of the depositary shares in a prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the deposit agreement, a form of which has been or will be filed as an exhibit to the registration statement of which this prospectus forms a part.

The particular terms of the depositary shares offered by any prospectus supplement and the extent to which the general provisions described below may apply to such depositary shares will be outlined in the applicable prospectus supplement.

General

AHL may choose to offer fractional interests in debt securities or fractional shares of Preferred Stock. AHL may issue fractional interests in debt securities or Preferred Stock, as the case may be, in the form of depositary shares. Each depositary share would represent a fractional interest in a security of a particular series of debt securities, a fraction of a shares of a particular series of Preferred Stock, as the case may be, and would be evidenced by a depositary receipt.

AHL will deposit the debt securities or Preferred Stock represented by depositary shares under a deposit agreement between AHL and a depositary which will be named in the applicable prospectus supplement. Subject to the terms of the deposit agreement, as an owner of a depositary share, you will be entitled, in proportion to the applicable fraction of a debt security or share of Preferred Stock represented by the depositary share, to all the rights and preferences of the debt security or Preferred Stock, as the case may be, represented by the depositary share, including, as the case may be, interest, dividend, voting, conversion, redemption, sinking fund, repayment at maturity, subscription and liquidation rights.

Interest, Dividends and Other Distributions

The depositary will distribute all payments of interest, cash dividends or other cash distributions received on the debt securities or Preferred Stock, as the case may be, to you in proportion to the number of depositary shares that you own. In the event of a distribution other than in cash, the depositary will distribute property received by it to you in an equitable manner, unless the depositary determines that it is not feasible to make a distribution. In that case, the depositary may sell the property and distribute the net proceeds from the sale to you.

Redemption of Depositary Shares

If debt securities or shares of Preferred Stock represented by depositary shares is redeemed, the depositary will redeem your depositary shares from the proceeds received by the depositary resulting from the redemption. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per debt security or share of Preferred Stock, as the case may be, payable in relation to the redeemed series of debt securities or Preferred Stock. Whenever AHL redeems debt securities or shares of Preferred Stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing, as the case may be, fractional interests in the debt securities or shares of Preferred Stock redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot, proportionately or by any other equitable method as the depositary may determine.

Exercise of Rights under the Indentures or Voting the Preferred Stock

Upon receipt of notice of any meeting at which you are entitled to vote, or of any request for instructions or directions from you as holder of fractional interests in debt securities or shares of Preferred Stock, the depositary will mail to you the information contained in that notice. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary how to give instructions or directions with respect to the debt securities represented by that holder’s depositary shares or how to vote the amount of the Preferred Stock represented by that holder’s depositary shares. The record date for the depositary shares will be the same date as the record date for the debt securities or Preferred Stock, as the case may be. The depositary will endeavor, to the extent practicable, to give instructions or directions with respect to the debt securities or to vote the amount of the Preferred Stock, as the case may be, represented by the depositary shares in accordance with those instructions.

AHL will agree to take all reasonable action which the depositary may deem necessary to enable the depositary to do so. The depositary will abstain from giving instructions or directions with respect to your fractional interests in the debt securities or voting shares of the Preferred Stock, as the case may be, if it does not receive specific instructions from you.

Amendment and Termination of the Deposit Agreement

AHL and the depositary may amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement at any time. However, any amendment which materially and adversely affects the rights of the holders of the depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding.

The deposit agreement will terminate if:

•	all outstanding depositary shares have been redeemed;

•	if applicable, the debt securities and the Preferred Stock represented by depositary shares have been repaid in full; or

•

if applicable, there has been a final distribution in respect of the Preferred Stock, including in connection with the liquidation, dissolution or winding-up of AHL, and the distribution proceeds have been distributed to you.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to AHL notice of its election to do so. AHL also may, at any time, remove the depositary. Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. AHL must appoint the successor depositary within 60 days after delivery of the notice of resignation or removal. The successor depositary must be a bank or trust company having its principal office in the United States and having total assets of not less than $1,000,000,000.

Charges of Depositary

AHL will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. AHL will pay charges of the depositary in connection with the initial deposit of the debt securities or shares of Preferred Stock, as the case may be, and issuance of depositary receipts, all withdrawals of depositary shares of debt securities or shares of Preferred Stock, as the case may be, by you and any repayment or redemption of the debt securities or Preferred Stock, as the case may be. You will pay other transfer and other taxes and governmental charges, as well as the other charges that are expressly provided in the deposit agreement to be for your account.

Miscellaneous

The depositary will forward all reports and communications from AHL which are delivered to the depositary and which AHL is required or otherwise determines to furnish to holders of debt securities or shares of Preferred

Stock, as the case may be. Neither AHL nor the depositary will be liable under the deposit agreement to you other than for its gross negligence, willful misconduct or bad faith. Neither AHL nor the depositary will be obligated to prosecute or defend any legal proceedings relating to any depositary shares, debt securities or shares of Preferred Stock unless satisfactory indemnity is furnished. AHL and the depositary may rely upon written advice of counsel or accountants, or upon information provided by persons presenting debt securities or shares of Preferred Stock for deposit, you or other persons believed to be competent and on documents which AHL and the depositary believe to be genuine. Computershare Trust Company, N.A. is the transfer agent and registrar and Computershare Inc. is the dividend disbursing agent and redemption agent for the depositary shares representing an interest in the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock and the Series E Preferred Stock.

DESCRIPTION OF WARRANTS

AHL may issue warrants to purchase debt securities, Preferred Stock or other securities described in this prospectus, or any combination of these securities, and these warrants may be issued independently or together with any underlying securities and may be attached or separate from the underlying securities. AHL will issue each series of warrants under a separate warrant agreement to be entered into between AHL and a warrant agent. The warrant agent will act solely as AHL’s agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

The following outlines some of the general terms and provisions of the warrants. Further terms of the warrants and the applicable warrant agreement will be stated in the applicable prospectus supplement. The following description and any description of the warrants in a prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the applicable warrant agreement.

The applicable prospectus supplement will describe the terms of any warrants that AHL may offer, including the following:

•	the title of the warrants;

•	the total number of warrants;

•	the price or prices at which the warrants will be issued;

•	the currency or currencies investors may use to pay for the warrants;

•	the designation and terms of the underlying securities purchasable upon exercise of the warrants;

•	the price at which and the currency, currencies, or currency units in which investors may purchase the underlying securities purchasable upon exercise of the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•	whether the warrants will be issued in registered form or bearer form;

•	information with respect to book-entry procedures, if any;

•	if applicable, the minimum or maximum amount of warrants which may be exercised at any one time;

•	if applicable, the designation and terms of the underlying securities with which the warrants are issued and the number of warrants issued with each underlying security;

•	if applicable, the date on and after which the warrants and the related underlying securities will be separately transferable;

•	if applicable, a discussion of material United States federal income tax considerations;

•	the identity of the warrant agent;

•	the procedures and conditions relating to the exercise of the warrants; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Warrant certificates may be exchanged for new warrant certificates of different denominations, and warrants may be exercised at the warrant agent’s corporate trust office or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their warrants, holders of warrants exercisable for debt securities will not have any of the rights of holders of the debt securities purchasable upon such exercise and will not be entitled to payments of principal (or premium, if any) or interest, if any, on the debt securities purchasable upon such exercise. Prior to the exercise of their warrants, holders of warrants exercisable for Preferred Stock will not have any rights of holders of the Preferred Stock purchasable upon such exercise and will not be entitled to dividend payments, if any, or voting rights of the Preferred Stock purchasable upon such exercise. Prior to the exercise of their warrants, holders of warrants exercisable for other securities described in this prospectus will not have any rights of holders of such securities purchasable upon such exercise.

Exercise of Warrants

A warrant will entitle the holder to purchase for cash an amount of securities at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Warrants may be exercised as set forth in the applicable prospectus supplement. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, AHL will, as soon as practicable, forward the securities purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate is exercised, a new warrant certificate will be issued for the remaining warrants.

Enforceability of Rights; Governing Law

The holders of warrants, without the consent of the warrant agent, may, on their own behalf and for their own benefit, enforce, and may institute and maintain any suit, action or proceeding against AHL to enforce their rights to exercise and receive the securities purchasable upon exercise of their warrants. Unless otherwise stated in the prospectus supplement, each issue of warrants and the applicable warrant agreement will be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to its principles of conflicts of laws.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, AHL may issue units comprised of two or more of the other securities described in this prospectus in any combination. Each unit may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The prospectus supplement will describe:

•

the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

•	a description of the terms of any unit agreement governing the units;

•	a description of the provisions for the payment, settlement, transfer or exchange of the units; and

•	whether the units will be issued in fully registered or global form.

The descriptions of the units and any applicable underlying security or pledge or depositary arrangements in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements and are subject to, and qualified in their entirety by reference to, the terms and provisions of the applicable agreements.

PLAN OF DISTRIBUTION

Initial Offering and Sale of Securities

We may sell the securities being offered hereby in one or more of the following ways from time to time:

•	to underwriters or dealers for resale to the public or to institutional investors;

•	directly to institutional investors; or

•	through agents to the public or to institutional investors.

In addition, the manner in which we may sell some or all of the securities covered by this prospectus includes, without limitation, through:

•	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

•	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

•	privately negotiated transactions.

The prospectus supplement with respect to each series of securities will state the terms of the offering of the securities, including:

•	the name or names of any underwriters or agents;

•	the purchase price of the securities and the proceeds to be received by us from the sale;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange on which the securities may be listed.

If we use underwriters in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including:

•	negotiated transactions;

•	at a fixed public offering price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

The securities may also be offered and sold, if so indicated in the prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as our agents. The prospectus supplement will identify any remarketing firm and will describe the terms of its agreement, if any, with us and its compensation.

Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.

If we sell the securities directly or through agents we designate, we will identify any agent involved in the offering and sale of the securities and will list any commissions payable by us to the agent in the accompanying prospectus supplement. Unless indicated otherwise in the prospectus supplement, any such agent will be acting on a best efforts basis to solicit purchases for the period of its appointment.

We may authorize agents, underwriters or dealers to solicit offers by certain institutional investors to purchase securities and provide for payment and delivery on a future date specified in an accompanying prospectus supplement. We will describe any such arrangement in the prospectus supplement. Any such institutional investor may be subject to limitations on the minimum amount of securities that it may purchase or on the portion of the aggregate principal amount of such securities that it may sell under such arrangements. Institutional investors from which such authorized offers may be solicited include:

•	commercial and savings banks;

•	insurance companies;

•	pension funds;

•	investment companies;

•	educational and charitable institutions; and

•	such other institutions as we may approve.

Underwriters, dealers, agents and remarketing firms may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters, dealers, agents and remarketing firms may be required to make. Underwriters, dealers, agents and remarketing agents may be customers of, engage in transactions with, or perform services for us and/or our affiliates in the ordinary course of business.

Each series of securities will be a new issue of securities and will have no established trading market. The securities may or may not be listed on a national securities exchange. Any underwriters to whom we sell securities for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

Sales by Selling Securityholders

Selling securityholders may use this prospectus in connection with resales of the securities. The applicable prospectus supplement will identify the selling securityholders and the terms of the securities to be resold. Selling securityholders may be deemed to be underwriters in connection with the securities they resell and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act. The selling securityholders will receive all the proceeds from the sale of the securities. We will not receive any proceeds from sales by selling securityholders.

LEGAL OPINIONS

Unless otherwise indicated in any applicable prospectus supplement, the validity of the securities offered hereby will be passed upon for us by Sidley Austin LLP.

EXPERTS

The financial statements and the related financial statement schedules of Athene Holding Ltd. as of December 31, 2022, and for the year then ended, incorporated by reference in this Prospectus by reference to Athene Holding Ltd.’s annual report on Form 10-K for the year ended December 31, 2022, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements and financial statement schedules are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

The consolidated financial statements, and the related financial statement schedules, as of December 31, 2021 and for each of the two years in the period ended December 31, 2021 incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2022 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses, other than the underwriting discount, we expect to incur in connection with the issuance and distribution of the securities being registered. All amounts are estimated except the SEC registration fee.

SEC registration fee	$	*
FINRA filing fee	$	**
NYSE listing fee	$	**
Legal fees and expenses	$	**
Accounting fees and expenses	$	**
Printing and engraving expenses	$	**
Transfer agent and registrar fees	$	**
Miscellaneous fees and expenses	$	**

Total	$	**

*	Deferred in accordance with Rules 456(b) and 457(r) under the Securities Act.
**	Fees and expenses are calculated based on the number of issuances and amount of securities to be offered and, accordingly, cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law (“DGCL”) provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to the Company. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. Our Certificate of Incorporation provides for indemnification by the Company of its directors and officers to the fullest extent permitted by Delaware Law.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit. Our Certificate of Incorporation provides for such limitation of liability.

We will purchase and intend to maintain insurance on behalf of us and any person who is or was a director or officer against any loss arising from any claim asserted against him or her and incurred by him or her in that capacity, subject to certain exclusions and limits of the amount of coverage. In addition, we have entered into indemnification agreements with each of our directors.

The forms of underwriting agreement to be filed as an exhibit to this registration statement will provide for indemnification by the underwriters of us and our officers and directors for certain liabilities arising under the Securities Act or otherwise.

Item 16.	Exhibit Index

The exhibit index attached hereto is incorporated herein by reference.

Item 17.	Undertakings

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) To include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs 1(i), 1(ii) and 1(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrants pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of the registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at the date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of a Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of such undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of such undersigned Registrant or used or referred to by such undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about such undersigned Registrant or its securities provided by or on behalf of such undersigned Registrant; and

(iv) Any other communication that is an offer made by such undersigned Registrant to the purchaser.

(6) That, for the purposes of determining any liability under the Securities Act, each filing of our annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit No.	Description

1.1	Form of Underwriting Agreement.*

3.1	Certificate of Incorporation of Athene Holding Ltd. (incorporated by reference to Exhibit 3.1 to the Form 8-K filed on January 2, 2024).

3.2	Amended Bylaws of Athene Holding Ltd. (incorporated by reference to Exhibit 3.2 to the Form 8-K filed on January 2, 2024).

4.1	Indenture for Debt Securities, dated as of January 12, 2018, by and between Athene Holding Ltd. and U.S. Bank Trust Company, National Association, as successor in interest to U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Form 8-K filed on January 12, 2018).

4.2	First Supplemental Indenture, dated January 12, 2018, by and between Athene Holding Ltd. and U.S. Bank Trust Company, National Association, as successor in interest to U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.2 to the Form 8-K filed on January 12, 2018).

4.3	Second Supplemental Indenture, dated April 3, 2020, between Athene Holding Ltd. and U.S. Bank Trust Company, National Association, as successor in interest to U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.2 to the Form 8-K filed on April 6, 2020).

4.4	Third Supplemental Indenture, dated October 8, 2020, by and between Athene Holding Ltd. and U.S. Bank Trust Company, National Association, as successor in interest to U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.2 of the Form 8-K filed on October 8, 2020).

4.5	Fourth Supplemental Indenture, dated May 25, 2021, by and between Athene Holding Ltd. and U.S. Bank Trust Company, National Association, as successor in interest to U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.2 to the Form 8-K filed on May 25, 2021).

4.6	Fifth Supplemental Indenture, dated December 13, 2021, by and between Athene Holding Ltd. and U.S. Bank Trust Company, National Association, as successor in interest to U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.2 to the Form 8-K filed on December 13, 2021).

4.7	Sixth Supplemental Indenture, dated November 21, 2022, by and between Athene Holding Ltd. and U.S. Bank Trust Company, National Association, as successor in interest to U.S. Bank Trust Company, National Association, as trustee (incorporated by reference to Exhibit 4.2 to the Form 8-K filed on November 21, 2022).

4.8	Seventh Supplemental Indenture, dated December 12, 2023, by and between Athene Holding Ltd. and U.S. Bank Trust Company, National Association, as successor in interest to U.S. Bank Trust Company, National Association, as trustee (incorporated by reference to Exhibit 4.2 to the Form 8-K filed on December 12, 2023).

4.9	Eighth Supplemental Indenture, dated December 31, 2023 between Athene Holding Ltd., a corporation organized in the State of Delaware (as successor to Athene Holding Ltd., a Bermuda exempted company), and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as trustee (incorporated by reference to Exhibit 4.2 to the Form 8-K filed on January 2, 2024).

4.10	Form of Indenture for Subordinated Debt Securities.

4.11	Certificate of Designations of 6.35% Fixed-to Floating Rate Perpetual Non-Cumulative Preferred Stock, Series A (incorporated by reference to Exhibit 4.3 to the Form 8-K filed on January 2, 2024).

4.12	Form of Share Certificate evidencing 6.35% Fixed-to-Floating Rate Perpetual Non-Cumulative Preferred Stock, Series A (incorporated by reference to Exhibit 4.4 to the Form 8-K filed on January 2, 2024).

4.13	Amendment No. 1 to Series A Deposit Agreement, dated December 31, 2023, between the Company and Computershare Inc. and Computershare Trust Company, N.A., collectively, and the holders from time to time of the Depositary Receipts (incorporated by reference to Exhibit 4.5 to the Form 8-K filed on January 2, 2024).

4.14	Form of Series A Depositary Receipt (included in Exhibit 4.13).

4.15	Certificate of Designations of 5.625% Fixed-Rate Perpetual Non-Cumulative Preferred Stock, Series B (incorporated by reference to Exhibit 4.7 to the Form 8-K filed on January 2, 2024).

4.16	Form of Share Certificate evidencing 5.625% Fixed-Rate Perpetual Non-Cumulative Preferred Stock, Series B (incorporated by reference to Exhibit 4.8 to the Form 8-K filed on January 2, 2024).

4.17	Amendment No. 1 to Series B Deposit Agreement, dated December 31, 2023, between the Company and Computershare Inc. and Computershare Trust Company, N.A., collectively, and the holders from time to time of the Depositary Receipts (incorporated by reference to Exhibit 4.9 to the Form 8-K filed on January 2, 2024).

4.18	Form of Series B Depositary Receipt (included in Exhibit 4.17).

4.19	Certificate of Designations of 6.375% Fixed-Rate Reset Perpetual Non-Cumulative Preferred Stock, Series C (incorporated by reference to Exhibit 4.11 to the Form 8-K filed on January 2, 2024).

4.20	Form of Share Certificate evidencing 6.375% Fixed-Rate Reset Perpetual Non-Cumulative Preferred Stock, Series C (incorporated by reference to Exhibit 4.12 to the Form 8-K filed on January 2, 2024).

4.21	Amendment No. 1 to Series C Deposit Agreement, dated December 31, 2023, between the Company and Computershare Inc. and Computershare Trust Company, N.A., collectively, and the holders from time to time of the Depositary Receipts (incorporated by reference to Exhibit 4.13 to the Form 8-K filed on January 2, 2024).

4.22	Form of Series C Depositary Receipt (included in Exhibit 4.21).

4.23	Certificate of Designations of 4.875% Fixed-Rate Perpetual Non-Cumulative Preferred Stock, Series D (incorporated by reference to Exhibit 4.15 to the Form 8-K filed on January 2, 2024).

4.24	Form of Share Certificate evidencing 4.875% Fixed-Rate Perpetual Non-Cumulative Preferred Stock, Series D (incorporated by reference to Exhibit 4.16 to the Form 8-K filed on January 2, 2024).

4.25	Amendment No. 1 to Series D Deposit Agreement, dated December 31, 2023, between the Company and Computershare Inc. and Computershare Trust Company, N.A., collectively, and the holders from time to time of the Depositary Receipts (incorporated by reference to Exhibit 4.17 to the Form 8-K filed on January 2, 2024).

4.26	Form of Series D Depositary Receipt (included in Exhibit 4.25).

4.27	Certificate of Designations of 7.750% Fixed-Rate Reset Perpetual Non-Cumulative Preferred Stock, Series E (incorporated by reference to Exhibit 4.19 to the Form 8-K filed on January 2, 2024).

4.28	Form of Share Certificate evidencing 7.750% Fixed-Rate Reset Perpetual Non-Cumulative Preferred Stock, Series E (incorporated by reference to Exhibit 4.20 to the Form 8-K filed on January 2, 2024).

4.29	Amendment No. 1 to Series E Deposit Agreement, dated December 31, 2023, between the Company and Computershare Inc. and Computershare Trust Company, N.A., collectively, and the holders from time to time of the Depositary Receipts (incorporated by reference to Exhibit 4.21 to the Form 8-K filed on January 2, 2024).

4.30	Form of Series E Depositary Receipt (included in Exhibit 4.29).

4.31	Form of Warrant Agreement.*

4.32	Form of Deposit Agreement (including Form of Depositary Receipt).*

4.33	Form of Pledge Agreement.*

4.34	Form of Unit Agreement.*

4.35	Form of Debt Security.*

4.36	Form of Preferred Stock Certificate.*

5.1	Opinion of Sidley Austin LLP.

23.1	Consent of Sidley Austin LLP (included in the opinion filed as Exhibit 5.1 hereto).

23.2	Consent of Deloitte & Touche LLP regarding Athene Holding Ltd. financial statements.

23.3	Consent of PricewaterhouseCoopers LLP regarding Athene Holding Ltd. financial statements.

24.1	Power of Attorney (included on the signature page hereto).

25.1	Statement of Eligibility on Form T-1 of U.S. Bank Trust Company, National Association, as trustee, for the Senior Debt Indenture.

25.2	Statement of Eligibility on Form T-1 of U.S. Bank Trust Company, National Association, as trustee, for the Subordinated Debt Indenture.

107	Filing Fee Table.

*	To be filed by amendment or as an exhibit to a document to be incorporated by reference into this registration statement in connection with an offering of these particular securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended (the “Securities Act”), the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in West Des Moines, Iowa, on the 2nd day of January, 2024.

ATHENE HOLDING LTD.

By:	/s/ Martin Klein
Name: Martin Klein
Title: Chief Financial Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James Belardi, the Company’s Chief Executive Officer, Martin Klein, the Company’s Chief Financial Officer, and Sarah VanBeck, the Company’s Controller and Principal Accounting Officer, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) hereto and any registration statements filed pursuant to Rule 462 of the Securities Act, and any and all amendments (including post-effective amendments) thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full right, power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and conforming all that said attorneys-in-fact and agents, or any of them or any of his, her or their substitute or substitutes, may lawfully have done or may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated below as of January 2, 2024:

Signature	Title	Date

/s/ James Belardi James Belardi	Chairman and Chief Executive Officer (Principal Executive Officer)	January 2, 2024

/s/ Martin Klein Martin Klein	Chief Financial Officer (Principal Financial Officer)	January 2, 2024

/s/ Sarah VanBeck Sarah VanBeck	Controller (Principal Accounting Officer)	January 2, 2024

/s/ Marc Beilinson Marc Beilinson	Director	January 2, 2024

/s/ Robert L. Borden Robert L. Borden	Director	January 2, 2024

/s/ Mitra Hormozi Mitra Hormozi	Director	January 2, 2024

/s/ Brian Leach Brian Leach	Director	January 2, 2024

/s/ Dr. Manfred Puffer Dr. Manfred Puffer	Director	January 2, 2024

/s/ Marc Rowan Marc Rowan	Director	January 2, 2024

/s/ Lawrence J. Ruisi Lawrence J. Ruisi	Director	January 2, 2024

/s/ Lynn Swann Lynn Swann	Director	January 2, 2024

/s/ Hope Schefler Taitz Hope Schefler Taitz	Director	January 2, 2024

/s/ Vishal Sheth Vishal Sheth	Director	January 2, 2024